Exhibit 99.1

Guidance Software Reports Second Quarter 2008 Results

•	Revenue of $21.5 million, up $3.0 million, or 16%, over second quarter 2007

PASADENA, California, August 7, 2008 (Business Wire) – Guidance Software, Inc. (NASDAQ: GUID), The World Leader in Digital Investigations™, today reported its financial results for the second quarter ended June 30, 2008.

Total revenue in the second quarter of fiscal 2008 was $21.5 million, advancing $3.0 million, or 16 percent, year-over-year. Product revenue rose to $10.7 million, an increase of $0.4 million, or 4 percent, year-over-year. The company achieved record Services and Maintenance revenue of $10.8 million, climbing $2.6 million, or 32 percent, over the same period last year.

Deferred revenue grew by $5.5 million, or 24 percent, year-over-year, ending the second quarter at $28.4 million.

“We had strong performance by our services businesses, and strong bookings of EnCase® Forensic,” said Victor Limongelli, President and Chief Executive Officer of Guidance Software. “However, our second quarter results were impacted by lower than expected orders for EnCase® Enterprise, as a number of expected transactions were deferred to later periods by customers.”

On a GAAP basis, the company reported a second quarter 2008 net loss of $2.6 million, or ($0.11) per share, versus a net loss of $1.0 million, or ($0.04) per share in the same quarter of the previous year.

On a non-GAAP pre-tax basis, the company’s second quarter 2008 loss, excluding share-based compensation, was $748,000, or ($0.03) per share, as compared to non-GAAP pre-tax income, excluding share-based compensation, of $151,000, or $0.01 per share, in the second quarter of 2007. Share-based compensation in the second quarter of fiscal 2008 was $2.2 million, up $1.2 million year-over-year.

Key metrics for second quarter 2008 were:

GAAP

	Q2:08	Q2:07	Q1:08
Overall Gross Margin	69.7%	71.1%	70.3%
Product Gross Margin	94.1%	93.6%	92.8%
Services Gross Margin	45.7%	42.9%	47.6%

Non-GAAP (excluding Share Based Compensation)

	Q2:08	Q2:07	Q1:08
Overall Gross Margin	71.9%	72.2%	72.4%
Product Gross Margin	94.2%	93.9%	92.9%
Services Gross Margin	50.0%	45.1%	51.7%

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 627-6544 (North America) or (719) 325-4928 (International) and should dial in at least 5 minutes prior to the conference call.

For this call, a web-based slide presentation will accompany remarks by management.

Telephone participants and internet listeners may view the presentation during the call through Guidance Software’s Investor Relations web site at http://investors.guidancesoftware.com. Registered users may access this content over the internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (719) 457-0820, passcode 5487883, available from 8:00 p.m. eastern time, August 7, through midnight August 13, 2008.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable.

There are also risks that the company’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The company specifically disclaims any responsibility for updating these forward-looking statements.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to eDiscovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing — all while maintaining the integrity of the data. There are more than 28,000 licensed users of the EnCase® technology worldwide, and thousands attend Guidance Software’s renowned training programs annually. Validated by numerous courts, corporate legal departments, government agencies and law enforcement organizations worldwide, EnCase has been honored with industry awards and recognition from eWEEK, SC Magazine, Network Computing, and the Socha-Gelbmann survey.

Source: Guidance Software

Bill Powell

Director of Investor Relations

(626) 229-9191 x133

investorrelations@guidancesoftware.com

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
Revenues:
Product revenue	$10,293	$10,649	$20,381	$21,571
Services and maintenance revenue	8,241	10,845	15,749	21,613

Total revenues	18,534	21,494	36,130	43,184

Cost of revenues:
Cost of product revenue	656	628	1,401	1,416
Cost of services and maintenance revenue	4,703	5,887	9,216	11,534

Total cost of revenues	5,359	6,515	10,617	12,950

Gross profit	13,175	14,979	25,513	30,234

Operating expenses:
Selling and marketing	8,036	9,823	16,728	19,557
Research and development	2,195	3,123	4,243	6,210
General and administrative	3,478	4,145	6,568	8,476
Depreciation	816	1,013	1,515	2,064

Total operating expenses	14,525	18,104	29,054	36,307

Operating loss	(1,350)	(3,125)	(3,541)	(6,073)

Interest income and other, net	409	165	769	466

Loss before income taxes	(941)	(2,960)	(2,772)	(5,607)

Income tax provision (benefit)	25	(320)	50	(292)

Net loss	$(966)	$(2,640)	$(2,822)	$(5,315)

Net loss per share	$(0.04)	$(0.11)	$(0.13)	$(0.23)

Shares used in per share calculation—basic	22,425	23,135	22,357	23,110

Shares used in per share calculation—diluted	22,425	23,135	22,357	23,110

Share based compensation expense (including taxes paid by the company) was allocated as follows:
Cost of product revenue	$23	$7	$46	$24
Cost of service and maintenance revenue	180	463	344	904
Selling and marketing	436	740	679	1,434
Research and development	145	374	276	723
General and administrative	308	628	635	1,243

Total share-based compensation expense	$1,092	$2,212	$1,980	$4,328

Supplemental Financial Data (See Note)

Non-GAAP income (loss) before income taxes excluding share-based compensation expense	$151	$(748)	$(792)	$(1,279)

Non-GAAP net income (loss) before income taxes per share excluding share-based compensation expense	$0.01	$(0.03)	$(0.04)	$(0.06)

Guidance Software, Inc.

Note to Unaudited Condensed Consolidated Statements of Operations

This press release and its attachments include the non-GAAP financial measures of net (loss) income before income taxes excluding share-based compensation expense and non-GAAP net (loss) income before income taxes per share excluding share-based compensation expense, which are reconciled to net (loss) income and net (loss) income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net (loss) income and net (loss) income per share calculated in accordance with GAAP.

Non-GAAP net (loss) income before income taxes is defined as net (loss) income before income taxes excluding compensation expenses required to be recorded by Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which excludes income taxes and expenses related to share-based compensation, because income taxes are not the responsibility of operating managers and because FAS 123R compensation costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted. Accordingly, our operational managers are evaluated based on the operating expenses exclusive of income taxes and share-based compensation expenses and including such charges would hamper investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance. Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to income taxes and FAS 123 R equity expense because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider income taxes or share-based compensation costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Guidance Software, Inc.

Reconciliation of GAAP Loss Before Income Taxes and Net Loss Before Taxes Per Share to

Non-GAAP (Loss) Income Before Income Taxes and Net (Loss) Income Before Income Taxes Per Share

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008

GAAP loss before income taxes	$(941)	$(2,960)	$(2,772)	$(5,607)

Share-based compensation expense as measured using the fair value method under SFAS 123R	$1,012	$2,212	$1,900	$4,328
Payroll taxes on employee stock options and restricted stock grants	80	—	80	—

Total share-based compensation expense	1,092	2,212	1,980	4,328

Non-GAAP income (loss) before income taxes excluding share-based compensation expense	$151	$(748)	$(792)	$(1,279)

Income tax provision (benefit)	25	(320)	50	(292)

Non-GAAP income (loss) excluding share-based compensation expense	$126	$(428)	$(842)	$(987)

GAAP net loss per share—diluted	$(0.04)	$(0.11)	$(0.13)	$(0.23)

Non-GAAP net income (loss) before income taxes per share excluding share-based compensation expense—diluted	$0.01	$(0.03)	$(0.04)	$(0.06)

Non-GAAP net income (loss) excluding share-based compensation expense—diluted	$0.01	$(0.02)	$(0.04)	$(0.04)

Shares used in per share calculations:

Basic	22,425	23,135	22,357	23,110

Diluted	22,425	23,135	22,357	23,110

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2007	June 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$37,591	$28,350
Short-term investments	—	9,947
Trade receivables, net	21,093	20,167
Prepaid expenses, inventory and other current assets	2,863	2,623
Deferred tax asset	1,386	1,386

Total current assets	62,933	62,473

Property and equipment, net	12,515	12,821
Other assets	489	469

Total assets	$75,937	$75,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,595	$3,737
Accrued expenses	6,421	6,621
Capital lease obligations	586	359
Deferred revenues	24,895	26,071

Total current liabilities	36,497	36,788

Long-term liabilities:
Rent incentives	3,053	2,831
Capital lease obligations	185	54
Deferred revenues	2,306	2,363

Total long-term liabilities	5,544	5,248

Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	46,516	51,662
Accumulated deficit	(12,643)	(17,958)

Total stockholders' equity	33,896	33,727

Total liabilities and stockholders' equity	$75,937	$75,763